UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 _______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2014

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On May 12, 2014, Masimo Corporation, through its wholly owned subsidiary (collectively “Masimo”), completed the purchase of the land and a 213,800 square foot building located in Irvine, California (the “Property”) from Nikken, Inc. (“Nikken”), pursuant to the Agreement of Purchase and Sale and Escrow Instructions, dated as of November 1, 2013, by and between Masimo and Nikken, as amended (the “Purchase Agreement”). Masimo’s entry into the Purchase Agreement was previously reported in Masimo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2014. Pursuant to the Purchase Agreement, the purchase price of the Property was $56.0 million, excluding adjustments, reimbursements, prorations and credits. Masimo intends to use the Property primarily as its new corporate and research and development headquarters.
There is no material relationship between Masimo or any of its affiliates and Nikken or any of its affiliates outside of the Purchase Agreement.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to Masimo’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014, filed with the Securities and Exchange Commission on May 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: May 16, 2014	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)